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                                                                   Exhibit 3(i)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            NAUTICA ENTERPRISES, INC.

The name under which the Corporation was originally incorporated was Pacific Coast Knitting Mills, Inc.; the date of filing of the original Certificate of Incorporation with the Secretary of State was May 17, 1971.

                                      FIRST

                                      NAME

The name of the Corporation is Nautica Enterprises, Inc.

                                     SECOND

                     REGISTERED OFFICE AND REGISTERED AGENT

The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation Systems, Inc.

                                      THIRD

                                    DURATION

The Corporation is to have perpetual existence.

                                     FOURTH

                                    PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                                      FIFTH

                                  CAPITAL STOCK

Section 1. (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "common stock" and "preferred stock". The total number of such shares which the Corporation shall have the authority to issue shall be Fifty Two Million (52,000,000). The total number of shares of common stock authorized to be issued shall be Fifty Million (50,000,000), $.10 par value per share, and the total number of shares of preferred stock authorized to be issued shall be Two Million (2,000,000), $.01 par value per share.

               (b) The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish from time to time by resolution or resolutions the number of shares to be included in each such series, and to fix the designation, powers, preferences and limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock, or any or all of them, all to the fullest extent now or hereafter permitted by the General Corporation Law of Delaware; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such

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series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No vote of the holders of the common stock or preferred stock shall, unless otherwise provided in the resolutions creating any particular series of preferred stock be a prerequisite to the issuance of any shares of any series of the preferred stock authorized by and complying with the conditions of this Certificate of Incorporation. Section 2. No holder of any shares of any class of capital stock of the Corporation shall have any preferential or pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of any class of capital stock of the Corporation, now or hereafter authorized, or any options or warrants to purchase any such shares of capital stock or any securities exchangeable for or convertible into such shares of capital stock which may at the time be issued, sold or offered for sale by the Corporation.

                                      SIXTH

                              ELECTION OF DIRECTORS

Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                     SEVENTH

                               BOARD OF DIRECTORS

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:


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               (1)  To make, alter, amend or repeal the By-Laws of the
                    Corporation.

               (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                                     EIGHTH

                             COMPROMISE-SHAREHOLDERS
                                  AND CREDITORS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or a class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization



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of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

                                      NINTH

                        PLACE OF MEETING; CORPORATE BOOKS

Meetings of shareholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation.

                                      TENTH

                                 INDEMNIFICATION

         (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint


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venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or


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officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article TENTH or otherwise. The Corporation may, by action of the board of directors, provide indemnification to employees and agents of the Corporation with a lesser or the same scope and effect as the foregoing indemnification of directors and officers.

         (b) If a claim under Paragraph (a) of this Article TENTH is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to receive the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the

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failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said law, nor an actual determination by the Corporation
(including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

         (c) The rights conferred on any person by Paragraphs (a) and (b) of this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) The Corporation may maintain insurance, at its expense, to protect itself and any such director or officer of the Corporation, or of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.



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                                    ELEVENTH

                            AMENDMENT OF CERTIFICATE

                                OF INCORPORATION

The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, and to add any provision to the Certificate of Incorporation, to the extent and in the manner now or hereafter provided by statute and all rights conferred upon the shareholders by this Certificate of Incorporation are granted subject to this reservation.

                                    TWELFTH

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TWELFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.





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Any appeal or modification of this Article TWELFTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article TWELFTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article TWELFTH.

                                   THIRTEENTH

         (a) Any action required or permitted to be taken by the holders of Common Stock of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing.

         (b) Whenever the vote of holders of shares of any class or series other than Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, the meeting and vote of such stockholders may be dispensed with if such action is taken with the written consent of such holders representing not less than a majority of the voting power of all the capital stock of such class or series entitled to be voted upon such action if a meeting were held; provided that in no case shall the written consent by such holders having less than the minimum percentage of the vote





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required by statute for such action, and provided that prompt notice is given in writing to all such stockholders entitled to vote thereon of the taking of corporate action without a meeting and by less than unanimous written consent.

         This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of
Section 245 of the General Corporation Law of Delaware. It only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.





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IN WITNESS WHEREOF, Nautica Enterprises, Inc. has caused this certificate to be signed by its Chairman and attested to by its Assistant Secretary, this 12th day of October, 1995.

                                                    NAUTICA ENTERPRISES, INC.



                                                    By:/s/ Harvey Sanders
                                                       -------------------------
                                                         Harvey Sanders
                                                         Chairman



Attest:



By: /s/ Donald W. Pennington
   -------------------------
     Assistant Secretary





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STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


                 BE IT REMEMBERED that, on October 12, 1995, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Harvey Sanders, Chairman of Nautica Enterprises, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

                 GIVEN under my hand on October 12,1995.

                                                 /s/
                                                 --------------------------
                                                       Notary Public





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